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                                                                    EXHIBIT 21.1

                                  BEST BUY CO., INC.

                            SUBSIDIARIES OF THE REGISTRANT







                                                        State of Formation
                                                        ------------------
BBC Property Co.                                            Minnesota

BBC Investment Co.                                          Nevada

Best Buy Concepts, Inc.                                     Nevada

Best Buy Stores, L.P.                                       Delaware

Best Buy Capital, L.P.                                      Delaware

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